Exhibit 10.3

SEPARATION AND TRANSITION AGREEMENT

This SEPARATION AND TRANSITION AGREEMENT and Exhibits (collectively, this “Agreement”) is entered into on November 3, 2021 (the “Execution Date”) by and between Gerald F. Willinger (“Executive”), on the one hand, and Evolve Transition Infrastructure GP LLC (formerly known as Sanchez Midstream Partners GP LLC), a Delaware limited liability company (the “Company”) and general partner of Evolve Transition Infrastructure LP (formerly known as Sanchez Midstream Partners LP), a Delaware limited partnership (“Partnership” and, together with the Company, the “Employer Parties”), on the other hand.  Executive, the Company and the Partnership are collectively referred to herein as the “Parties,” and individually as a “Party.”  Unless otherwise defined herein, all capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings assigned to them in certain Amended and Restated Executive Services Agreement for Realignment by and between Executive, the Company and the Partnership, dated April 15, 2021 (the “Employment Agreement”).

WHEREAS, Executive has served as a member of the Board of Directors of the Company (the “Board”) and Chief Executive Officer of the Company pursuant to the Employment Agreement;

WHEREAS, Executive previously agreed to be bound by certain restrictive covenants in Section 7 of the Employment Agreement, which restrictive covenants remain enforceable as provided herein;

WHEREAS, Executive has previously received the Deferred Award and Legacy Award, the vesting of which is subject to the terms and conditions set forth in the Employment Agreement and the governing plan document and award agreements that are applicable to the Deferred Award and Legacy Award;

WHEREAS, the Parties mutually desire to transition Executive’s duties and responsibilities with respect to the Employer Parties;

WHEREAS, Executive wishes to voluntarily resign from any and all employment, board and other positions with respect to the Employer Parties; and

WHEREAS, in connection with Executive’s voluntarily resignation described above, the Parties desire to settle all outstanding potential disputes between the Employer Parties and Executive as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.Separation.  Executive and the Company agree that, (a) effective November 30, 2021 (the “Separation Date”) and at such time that is immediately prior to December 1, 2021, Central Time (the “Effective Time”), Executive will voluntarily separate from Executive’s position with the Company, from his position on the Board of the Company, and from any and all other positions, roles, offices, or titles held by Executive with, at the direction of, or for the benefit of, the Employer Parties and their affiliates, and (b) Executive’s employment will terminate as of the Effective

Time.  Within one (1) business day of the Execution Date, Executive shall execute and deliver the resignation letter attached hereto as Exhibit 1 (the “Resignation Notice”).
2.Payments and Benefits.
a.Accrued Rights.

(i)Following delivery of the Resignation Notice, Executive shall be entitled to payment of Executive’s Base Salary earned through the Separation Date, at which time Executive shall be entitled to receive payment with respect to any-then outstanding expense reimbursement amounts in accordance with the policies of the Employer Parties.  The amounts paid in accordance with this Section 2(a) are gross amounts, are subject to Section 2(c) of this Agreement, and will be paid in accordance with applicable law, and made payable in the ordinary course in accordance with the Company’s regular payroll procedure.

(ii)Except as provided in Section 2(a)(i) and Section 2(b) of this Agreement, Executive acknowledges and agrees that he is not entitled to receive any other payment, benefit or other form of compensation as a result of Executive’s employment or the cessation thereof, including, but not limited to, sick time, personal time, vacation time, bonus or severance or payments in lieu of notice, whether pursuant to the Employment Agreement or otherwise.
b.Special Separation Compensation.
(i)Subject to Section 2(b)(ii) and Executive’s continued compliance therewith until the applicable time of payment, in lieu of any separation payments provided under any other plans, programs, agreements or arrangements: (x) any outstanding Deferred Award and Legacy Award under Section 3(d) of the Employment Agreement shall fully vest on December 31, 2021 (and shall not forfeit prior to such time), and (y) Executive shall remain eligible for the Retention Payment upon satisfaction of the conditions therefor pursuant to Section 3(a) the Employment Agreement (the “Special Separation Compensation”), it being understood that (A) the second installment of the Retention Payment, being an amount equal to $150,000, shall be paid to Executive on June 1, 2022 (or during the ten (10) business days thereafter), subject to Executive’s execution, delivery and non-revocation of the Release therefor on or about May 23, 2022, (B) the Lock-Up Period shall remain in effect pursuant to Section 3(e) of the Employment Agreement and (C) Executive shall remain obligated to reimburse the Company for the Required Withholdings with respect to vesting of the Deferred Award and Legacy Award.
(ii)All payments of the Special Separation Compensation (and all rights to retain any payments of the Special Separation Consideration) are conditioned on Executive’s (w) delivery of the Resignation Notice as provided in Section 1, (x) execution, delivery, and non-revocation of this Agreement, (y) execution, delivery, and non-revocation of the release attached hereto as Exhibit 2 within twenty-one (21) days of the Separation Date, and (z) continued compliance with Executive’s obligations under this Agreement and Section 7 of the Employment Agreement (collectively, the “Payment Conditions”).
(iii)Executive acknowledges and agrees that the Company shall not be obligated to make any of the payments of the Special Separation Compensation in the event of Executive’s breach or threatened breach of this Agreement or Section 7 of the Employment Agreement or Executive’s failure to execute, deliver, and not revoke each of the Resignation Notice and the release attached hereto as Exhibit 1 and Exhibit 2, respectively, and in such event, Executive’s rights to any of the Special Separation Compensation shall be forfeited and cancelled, and the Company shall be entitled to repayment by Executive of all previously paid Special Separation Compensation in addition to any and all remedies available to the Company at law or at equity.
c.Tax Matters.  All payments made pursuant to Section 2(a) and Section 2(b) of this Agreement shall be subject to all applicable taxes and withholdings.  The Company makes no representations regarding the taxability or legal effect of the payments or benefits described herein, and Executive is not relying on any statement or representation of the Company in this regard.  Executive will be ultimately responsible for the payment of any taxes assessed on the payments or benefits provided hereunder.

3.Covenants.  In consideration of the payments and benefits (less all applicable withholdings) set forth in Section 2(b) of this Agreement, Executive agrees to be bound by the following covenants:
a.Prior Covenants.  Executive acknowledges and affirms the restrictive covenants contained in Section 7 of the Employment Agreement, and agrees that such covenants remain in full force and effect and are reasonable, enforceable and necessary to protect the legitimate business interests of the Company.
b.Return of Property.  Executive shall promptly return to the Company all property of the Employer Parties and their affiliates in whatever form by the Separation Date, including (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Employer Parties or any affiliate thereof (or business dealings thereof) that are in Executive’s possession, subject to Executive’s control or held by Executive for others; and (ii) all property or equipment that Executive has been issued by the Employer Parties or any affiliate thereof during the course of his employment or property or equipment thereof that Executive otherwise possesses, including any computers, cellular phones, pagers and other devices, except that Executive shall be permitted to retain his address books.  Executive acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Employer Parties or any affiliate thereof.  Executive further agrees that Executive will immediately forward to the Company (and thereafter destroy any copies thereof) any property or business information relating to the Employer Parties or any affiliate thereof that has been or is inadvertently directed to Executive following Executive’s last day of employment, or that Executive discovers is within his possession.
c.Mutual Non-Disparagement.  Executive shall refrain from making, directly or indirectly, in any public or private communication (whether oral, written or electronic), any criticisms or negative or disparaging comments or other statements about the Company, the Partnership or any of the other Releasees, or about any aspect of the respective businesses, operations, financial results or prospects of the Employer Parties or any of their affiliates.  Notwithstanding the foregoing, it is understood and agreed that nothing in this Agreement is intended to prevent Executive from making any statements to his or her spouse or legal advisors, or testifying truthfully in any legal proceeding (including any legal proceeding between the Parties or brought by any governmental authority or other third party) or interfere with any obligation Executive may have to cooperate with or provide information to any government agency or commission.  The Company and the Partnership shall instruct, in writing, that the Company’s and the Partnership’s officers, directors and human resources representatives refrain from making, directly or indirectly, in any public or private communication (whether oral, written or electronic), any criticisms or negative or disparaging comments or other statements about Executive, or about any aspect with respect to Executive’s employment relationship with any Employer Party.  Notwithstanding the foregoing, it is understood and agreed that nothing in this Section 3(c) is intended to: (i) prevent any officer, director of human resources representative of the Company or the Partnership from making any statements to other officers or directors of the Company or the Partnership or any legal advisor of the Company, the Partnership or any of their affiliates, or any officer, director of human resources representative of the Company, the Partnership or any of their affiliates from testifying truthfully in any legal proceeding (including any legal proceeding between the Parties or brought by any governmental authority or other third party); or (ii) interfere with any obligation any such officer, director of human resources representative may have to cooperate with or provide information to any government agency or commission.
d.Notice under Defend Trade Secrets Act.  In accordance with the Defend Trade Secrets Act of 2016, Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, nothing in this Agreement shall limit Executive’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information.
e.Enforcement.  Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to this Section 3 and Section 7 of the Employment Agreement.  Executive agrees that each of the restraints contained in this Section 3 and Section 7 of the Employment Agreement are necessary for the protection of the goodwill, confidential information, and other legitimate interests of the Company; that each and every one of these obligations is reasonable.  Executive further acknowledges that, in the event of breach or threatened breach of any of the covenants contained in this Section 3 and Section 7 of the Employment Agreement, the damage to the Employer Parties would be irreparable.  Executive therefore agrees that, as the sole exception to the exclusive and binding arbitration obligation set forth in Section 4, the Employer Parties, in addition to any other remedies available to it, shall be entitled to injunctive relief against any breach or threatened breach by Executive, and may seek such relief, at its sole option, before an arbitrator or a court of law.  If the Company determines to seek such relief in court, it may do so without notice and without payment of bond to the maximum extent permitted by law, and Executive hereby submits to the exclusive jurisdiction of the state and federal courts in Harris County, Texas.  Executive waives, to the fullest extent permitted by law, any objection he may now or hereafter have to the laying of the venue of any such proceedings brought in such a court, and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Executive agrees that the Company may seek, at its sole option, confidential treatment of any part or all of any such proceedings, and Executive agrees that Executive will not object to such treatment.  Moreover, because the Parties agree that quantifying the losses arising from any breach by Executive of this Section 3 and Section 7 of the Employment Agreement is inherently difficult, in the event of such breach, Executive shall pay to the Company an amount equal to all amounts paid to Executive in Special Separation Compensation, in addition to any other remedies available at law or in equity.  It is the intention of the parties that if, in any action before any court or arbitrator (as the case may be pursuant to Section 4), any term, restriction, covenant, or promise is found to be unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable to the maximum extent permitted by applicable law.
4.Arbitration.  Any and all disputes between the Parties shall be resolved exclusively by binding arbitration pursuant to the then-prevailing Commercial Rules (the “Rules”) of the American Arbitration Association (the “AAA”) and the United States Arbitration Act, 9 U.S.C. §§1-16 (the “Act”), with arbitration to occur at Houston, Texas.  This paragraph will control over any conflict between this paragraph and the Act or the Rules.  The Parties agree that the arbitrator will have the primary power to decide any question about the arbitrability of any claim, dispute or other difference between them, and judgment on the award rendered by the arbitrator may be enforced by any court having jurisdiction thereof.  The arbitrator shall be selected by mutual agreement of the Parties, if possible.  If the Parties fail to reach agreement upon appointment of an arbitrator within thirty (30) days following receipt by one Party of the other Party’s notice of desire to arbitrate, the arbitrator shall be selected from a list or lists of persons submitted by the AAA.  The arbitrator must be an attorney licensed to practice law by the State Bar of Texas for at least ten (10) years.  The Parties agree that all matters subject to the arbitration, including the arbitration itself, shall remain confidential.  The arbitrator shall award reasonable attorneys’ fees, costs, and pre-and-post award interest on any award to the prevailing party.
5.Entire Agreement.  This Agreement, together with Section 7 of the Employment Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements between the Parties with respect to such matters, unless specifically provided otherwise herein.  Executive agrees that he is not relying on any representations outside this Agreement.  The Parties agree that, other than Section 7 of the Employment Agreement, the Employment Agreement is terminated, superseded by this Agreement, and no longer of any force or effect, and that Executive has no further rights or benefits under the Employment Agreement except as provided in Section 2 of this Agreement.

6.Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under applicable law, that provision shall be severable and this Agreement shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  This Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.
7.Section Headings.  Titles and headings to Sections and subsections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions of this Agreement.
8.Applicable Law.  This Agreement shall be interpreted and construed in accordance with the substantive laws of the State of Texas, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.
9.Successors and Heirs.  This Agreement shall bind and inure to the benefit of the Employer Parties’ successors and to Executive’s heirs and devisees.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date written below.

Dated: November 3, 2021_________/s/ Gerald F. Willinger_______________________

Gerald F. Willinger

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Dated: November 3, 2021_________COMPANY

Evolve Transition Infrastructure GP LLC

By: /s/ John Steen___________________

Name: John Steen

Title: Chairman of the Board

Dated: November 3, 2021_________PARTNERSHIP

Evolve Transition Infrastructure LP

By: Evolve Transition Infrastructure GP LLC, its general partner

By: /s/ Charles C. Ward__________

Name: Charles C. Ward

Title: Chief Financial Officer

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EXHIBIT 1

November 3, 2021

Via Email

Evolve Transition Infrastructure GP LLC

c/o Evolve Transition Infrastructure LP

(f/k/a Sanchez Midstream Partners LP)

Attn: John Steen

1360 Post Oak Blvd, Suite 2400

Houston, TX 77056

Attention: Chief Financial Officer

Re:	Notice of Voluntary Resignation

John:

I hereby provide notice of my voluntary resignation from my employment from Evolve Transition Infrastructure GP LLC (formerly known as Sanchez Midstream Partners GP LLC) (the “Company”) and from any and all positions with the Company, Evolve Transition Infrastructure LP (formerly known as Sanchez Midstream Partners LP), a Delaware limited partnership, or any of their affiliates, including but not limited to my position on the board of the Company, as of November 30, 2021, and at such time that is immediately prior to December 1, 2021, Central Time.

Sincerely,

Gerald F. Willinger

EXHIBIT 2

GENERAL RELEASE

This GENERAL RELEASE OF CLAIMS (this “Release”) is made as of _______________ ____, 2021 and effective as of the Effective Date (defined below) by Gerald F. Willinger (“Executive”) in favor of Evolve Transition Infrastructure GP LLC (formerly known as Sanchez Midstream Partners GP LLC), a Delaware limited liability company (the “Company”) and general partner of Evolve Transition Infrastructure LP (formerly known as Sanchez Midstream Partners LP), a Delaware limited partnership (the “Partnership” and, together with Company, the “Employer Parties”), and the other Releasees (as defined herein) in connection with the Separation and Transition Agreement entered into by and among Executive, the Company and the Partnership, dated as of November __, 2021 (the “Separation Agreement”). Unless otherwise defined herein, all capitalized terms used in this Release that are defined in the Separation Agreement and are not otherwise defined herein shall have the meanings assigned to them in the Separation Agreement.

WHEREAS, the Employer Parties wish to obtain a final general release of all claims as of the Effective Date by Executive; and

WHEREAS, Executive is willing to execute and deliver this Release to the Employer Parties, as specifically provided herein.

NOW, THEREFORE, in consideration of the promises, covenants and undertakings set forth herein, and in full compromise, release and settlement, accord and satisfaction and discharge of all claims or causes of action, known or unknown, the Parties agree as follows:

1.Consideration. Following Executive’s execution and return of this Release, provided this Release is not timely revoked by Executive, Executive shall be eligible to receive the applicable benefits described in, and subject to, Section 2(b) of the Separation Agreement. Executive acknowledges that Executive is not entitled to, and will not receive, any other compensation or benefits from the Employer Parties except as specified herein.

2.Waiver and Release of Claims.

(a)General Release by Executive. In consideration of the foregoing, including the payment described in Section 1 above, which Executive hereby expressly acknowledges as good and sufficient consideration for the releases provided below, Executive hereby unconditionally and irrevocably releases, acquits and forever discharges, to the fullest extent permitted by applicable law, (i) the Company, the Partnership and all of their predecessors, successors and assigns, (ii) all of the Company’s and the Partnership’s past, present and future affiliates, parent entities, subsidiaries, divisions and joint venture entities and all of their respective predecessors, successors and assigns, and (iii) all of the past, present and future officers, directors, managers, partners, members, shareholders, investors, employee benefit plan administrators, employees, agents, insurers, attorneys and other representatives of each of the entities described in the immediately preceding clauses (i) and (ii), individually and in their respective representative capacities (the persons or entities referred to in the immediately preceding clauses (i), (ii) and (iii) being, individually, a “Releasee” and, collectively, the “Releasees”), from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including consequential, exemplary and punitive damages), liability, cost or expense (including attorney’s fees) that Executive has, may have or may be entitled to from or against any of the Releasees, whether legal, equitable or administrative, in any forum or jurisdiction, whether known or unknown, foreseen or unforeseen, matured or unmatured, accrued or not accrued, of any kind or nature whatsoever

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arising from the beginning of time to the Effective Date (defined below), including but not limited to those that arise directly or indirectly out of, or are based on or related in any way to Executive’s employment with any Employer Party or any of its affiliates, including any such matter arising in respect of that certain Original Employment Agreement, the Employment Agreement, or from the negligence, gross negligence or reckless, willful or wanton misconduct of any of the Releasees (together, the “Released Claims”).

(b)Release to be Full and Complete; Waiver of Claims, Rights and Benefits. The Parties intend this Release to cover any and all Released Claims, whether they are contract claims, equitable claims, fraud claims, tort claims, discrimination claims, harassment claims, whistleblower or retaliation claims, personal injury claims, constructive or wrongful discharge claims, emotional distress claims, pain and suffering claims, public policy claims, claims for debts, claims for expense reimbursement, wage claims, claims with respect to any other form of compensation, claims for attorneys’ fees, other claims or any combination of the foregoing, and whether they may arise under any employment contract (express or implied), policies, procedures, practices or by any acts or omissions of any of the Releasees or whether they may arise under any state, local or federal law, statute, ordinance, rule or regulation, including all Texas employment discrimination laws, Chapter 21 of the Texas Labor Code, the Texas Payday Act, all U.S. federal discrimination laws, including the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the National Labor Relations Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002 or common law, without exception. As such, it is expressly acknowledged and agreed that this Release is a general release, representing a full and complete disposition and satisfaction of all of any Releasee’s real or alleged legal obligations to Executive, with the only exceptions being as expressly stated Section 2(c) below. Executive understands and agrees, in compliance with any law, statute, ordinance, rule or regulation which requires a specific release of unknown claims or benefits, that this Release includes a release of unknown claims, and Executive hereby expressly waives and relinquishes any and all Released Claims and any associated rights or benefits that Executive may have, including any that are unknown to Executive at the time of the execution of this Release.

(c)Notwithstanding the foregoing, the Release does not apply to, and the Released Claims do not include: (x) any claim arising from any breach or failure to perform any provision of the Realignment Agreement or this Release; (y) any claim for worker’s compensation benefits; or (z) any other claim that cannot be waived by a general release. In addition, nothing herein waives any claims that Executive may have: (i) to vested benefits pursuant to any plan governed by ERISA; (ii) to any insurance protections or benefits or indemnification rights; or (iii) to any claims first arising, and under circumstances first occurring, after the time that Executive signs this Release.

(d)Certain Representations and Acknowledgements of Executive. Executive represents and warrants that: (x) Executive is the sole and lawful owner of all rights, titles and interests in and to all Released Claims; and (y) Executive has the fully legal right, power, authority and capacity to execute and deliver this Release. Executive acknowledges that Executive has been given a reasonable period of time of twenty-one (21) days, in which to consider this Release and has been advised to discuss the terms of this Release with legal counsel of Executive’s own choosing and has had the opportunity to do so. Executive represents that: (i) Executive has relied on Executive’s own knowledge and judgment and on the advice of independent legal counsel of Executive’s choosing and has consulted with such other independent advisors as Executive and Executive’s counsel deemed appropriate in connection with Executive’s review of this Release; (ii) based on Executive’s review, Executive acknowledges that Executive fully and completely understands and accepts all the terms of this Release and their legal effects; (iii) Executive is entering into this Release voluntarily and of Executive’s own free will, with full consideration of any and all rights which Executive may currently have; (iv) Executive is not relying on

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any representations or statements made by the Company, the Partnership or any of their affiliates, or by any of their respective officers, directors, employees, affiliates, agents, attorneys or other representatives, regarding this Release, except to the extent such representations are expressly set forth in this Release; (v) Executive has made Executive’s own investigation of the facts and is relying solely upon Executive’s own knowledge in entering into this Release; (vi) Executive is not relying upon a legal duty, if one exists, on the part of the Company, the Partnership or any of their affiliates, or any of their respective officers, directors, employees, subsidiaries, affiliates, agents, attorneys or other representatives, to disclose any information in connection with the execution of this Release or its preparation, it being expressly understood that Executive shall never assert any failure to disclose information on the part of any such person or entity as a ground for challenging this Release or any provision hereof; and (vii) Executive knowingly waives any claim that this Release was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Release based upon presently existing facts, known or unknown.

(e)Covenant Not to Sue. Executive expressly agrees that neither Executive nor any person acting on Executive’s behalf will file or bring or permit to be filed or have brought any lawsuit or other action before any court, agency or other governmental authority for legal or equitable relief against any of the Releasees involving any of the Released Claims. Notwithstanding the foregoing, Executive acknowledges that nothing contained in this Release limits Executive’s ability to file a charge or complaint with a federal, state or local governmental agency or commission. Executive further acknowledges that this Release does not limit Executive’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. While nothing in this Release limits Executive’s ability to file a charge or complaint with any federal, state or local governmental agency or commission, should Executive file a charge or complaint with any governmental agency, or should any governmental entity, agency or commission file a charge, action, complaint or lawsuit against any of the Releasees based on any Released Claim, Executive agrees not to seek or accept any resulting payment from the Releasees.   This Release does not limit or prohibit Executive’s right to receive an award for information provided to any federal, state or local governmental agency or commission to the extent that such limitation or prohibition is a violation of law.

(f)Covenants. Executive reaffirms the covenants set forth in Section 7 of the Employment Agreement and Section 3 of the Separation Agreement and represents that he is in full compliance with such terms. Executive further represents that he has returned all property as required by Section 3(b) of the Separation Agreement.

(g)Parties in Interest. This Release is for the benefit of the Releasees and shall be binding on Executive and his or her heirs, successors and assigns.

3.Amendment; Revocation. This Release may not be clarified, modified, changed or amended except in writing signed by Executive and the Employer Parties. Notwithstanding any other provision in this Release to the contrary, Executive may revoke this Release, in writing, for up to seven days following the date of Executive’s execution of this Release, by delivering a written notice of Executive’s revocation of this Release to the Company. Any such notice of revocation shall be (a) addressed to Evolve Transition Infrastructure GP LLC c/o Evolve Transition Infrastructure LP (f/k/a Sanchez Midstream Partners LP), 1360 Post Oak Blvd, Suite 2400, Houston, TX 77056, Attention: Chief Financial Officer or via email (email: cward@evolvetransition.com); and (b) deemed given, delivered and effective on the earliest of: (i) in the case of delivery by email, on the date of transmission, if such notice is delivered, and confirmation of receipt is received, by Executive, prior to 5:00 p.m. (Central Time) on a business day, and, otherwise, on the first business day after the date of transmission (provided that Executive has received confirmation of receipt of such transmission); (ii) one business day after when sent,

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if sent by nationally recognized overnight courier service (charges prepaid); or (iii) upon actual receipt. Executive acknowledges and agrees that if Executive (x) fails to timely sign this Release prior to the close of the twenty-one (21)-day consideration period described in Section 2(d) above or (y) timely revokes this Release, this Release will be null and void and of no effect, and the Company will not have any obligation to pay Executive the consideration described in Section 1 above.  If no such revocation occurs, the Release shall become effective on the eighth (8th) day following execution of this Release (the “Effective Date”).

4.Severability. If any provision of this Release is held to be illegal, invalid or unenforceable under applicable law, that provision shall be severable and this Release shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions of this Release shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. This Release should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.

5.Section Headings. Titles and headings to Sections and subsections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions of this Release.

6.Applicable Law. This Release shall be interpreted and construed in accordance with the substantive laws of the State of Texas, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

7.Dispute Resolution. The Parties agree to submit any dispute arising out of or relating to this Release to the arbitration procedure as described in Section 4 of the Separation Agreement.

8.Successors and Heirs. This Release shall bind and inure to the benefit of the Employer Parties’ successors and to Executive’s heirs and devisees.

[Execution Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Release as of the Determination Date.

COMPANY
Evolve Transition Infrastructure GP LLC
By:	/s/ John Steen
John Steen
Chairman of the Board

PARTNERSHIP
Evolve Transition Infrastructure LP
By:	Evolve Transition Infrastructure GP LLC, its general partner
	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

EXECUTIVE
/s/ Gerald F. Willinger
Gerald F. Willinger

[Execution Page to Release]